                                     SCHEDULE 14A
                                    (RULE 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ]  Preliminary proxy statement       [ ] Confidential, for Use of the
     [X]  Definitive proxy statement            Commission Only (as permitted by
     [ ]  Definitive additional materials       Rule 14a-6(e)(2))
     [ ]  Soliciting material pursuant to
          Rule 14a-11(c) or Rule 14a-12

                              --------------------------

                                MICHAELS STORES, INC.
                   (Name of Registrant as specified in Its Charter)

           --------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                              --------------------------

    Payment of filing fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:


    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)  Amount previously paid:
        (2)  Form, schedule or registration statement no.:
        (3)  Filing party:
        (4)  Date filed:

                                MICHAELS STORES, INC.
                                8000 BENT BRANCH DRIVE
                                 IRVING, TEXAS 75063

                                                                August 12, 1998

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Tuesday, September 22, 1998, at 10:30 a.m. central time.

          The attached Notice of Annual Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the following:

     (1)  The election of three members to the Board of Directors; and

     (2) An amendment to the Restated Certificate of Incorporation to increase the number of shares of common stock of Michaels authorized for issuance.

          Michaels' Board of Directors believes that a favorable vote on both proposals is in the best interest of Michaels and its stockholders and unanimously recommends a vote "FOR" these proposals.

          Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

          We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a Proxy.

                                         Sincerely,



                                         SAM WYLY
                                  CHAIRMAN OF THE BOARD

                                MICHAELS STORES, INC.
                                8000 BENT BRANCH DRIVE
                                 IRVING, TEXAS 75063


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON SEPTEMBER 22, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Michaels Stores, Inc. (the "Company") will be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Tuesday, September 22, 1998, at 10:30 a.m. central time for the following purposes:

     (1) To elect three members to the Company's Board of Directors (the "Board") for terms expiring in 2001.

     (2) To approve an amendment to the Restated Certificate of Incorporation (the "Certificate Amendment") to increase the number of shares of common stock of the Company authorized for issuance.

     (3) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     The close of business on August 6, 1998 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at the offices of the Company at 8000 Bent Branch Drive, Irving, Texas 75063.

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors



                                          MARK V. BEASLEY
                                            SECRETARY

Irving, Texas
August 12, 1998

                                   PROXY STATEMENT
                                  TABLE OF CONTENTS

                                                                                 Page
GENERAL QUESTIONS AND ANSWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

PROPOSALS UPON WHICH YOU ARE ASKED TO VOTE . . . . . . . . . . . . . . . . . . . . .4

     Proposal No. 1 - Election of Directors. . . . . . . . . . . . . . . . . . . . .4

     Proposal No. 2 - Certificate Amendment. . . . . . . . . . . . . . . . . . . . .6

BOARD MEETINGS AND COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .7

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP. . . . . . . . . . . . . . . . . .  8

MANAGEMENT COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . . . . . . 10

     Option Grants During Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . 12

     Option Exercises During Fiscal Year 1997 and Fiscal Year End Option Values. . 13

     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     Employment and Change of Control Agreements . . . . . . . . . . . . . . . . . 14

     Compensation and Stock Option Committee Interlocks and Insider Participation. 14

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES . . . . . . . . . . . . . . 15

STOCK PERFORMANCE CHART. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. . . . . . . . . . . . . . 18

ANNUAL REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18


                                MICHAELS STORES, INC.
                                8000 BENT BRANCH DRIVE
                                 IRVING, TEXAS 75063


                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON SEPTEMBER 22, 1998

                               ------------------------

                            GENERAL QUESTIONS AND ANSWERS

Q:   WHEN IS THE PROXY STATEMENT BEING MAILED?

A: This Proxy Statement is first being mailed on or about August 12, 1998 to stockholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders.


Q:   WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Tuesday, September 22, 1998 at 10:30 a.m. central time at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas.


Q:   WHO MAY ATTEND THE ANNUAL MEETING?

A: All stockholders of the Company as of the close of business on August 6, 1998 (the "Record Date") may attend the Annual Meeting.


Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.


Q:   ON WHAT AM I VOTING?

A:   You will be voting on:
     -  The election of three members to the Board for terms expiring in 2001;
     -  The approval of the Certificate Amendment; and
     - Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:   HOW DO I VOTE?

A: You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual Meeting, you may revoke your Proxy by voting in person.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted:
     - "FOR" the election of each of the persons identified in "Election of Directors" as nominees for election as directors of the Company for a term expiring in 2001;
     -  "FOR" the Certificate Amendment; and
     - At the discretion of the Proxy holders with regard to any other matter that may properly come before the Annual Meeting.

     Where a stockholder has properly specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by (i) providing written notice of revocation to Harris Trust & Savings Bank, 311 West Monroe, 11th Floor, Chicago, Illinois 60606 by September 21, 1998, or (ii) attending the Annual Meeting and voting in person.


Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.


Q:   WHO WILL COUNT THE VOTE?

A: Representatives of Harris Trust & Savings Bank, the Company's transfer agent, will tabulate the votes and act as inspectors of election.


Q:   WHAT CONSTITUTES A QUORUM?

A:   As of the Record Date, 29,662,710 shares of the Company's Common
     Stock were issued and outstanding. A majority of the issued and outstanding shares, present or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will not be counted in the votes for each of the proposals.


Q:   WHAT IS THE REQUIRED VOTE FOR APPROVAL OF EACH PROPOSAL?

A:   The required vote for approval of each proposal is as follows:

     - In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock having voting power present or represented by Proxy at the Annual Meeting; and
     - In order for the Certificate Amendment to be approved, a majority of the votes of the shares of Common Stock entitled to vote thereon must be cast for approval of the Certificate Amendment.

Q:   ARE THERE OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

A: We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by Proxies will be voted in accordance with the judgment of the Proxy holders.


Q:   HOW MUCH DID THIS PROXY SOLICITATION COST?

A: Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of $5,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.


Q:   WHO ARE THE COMPANY'S INDEPENDENT AUDITORS?

A: The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.


Q:   WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING DUE?

A: In order to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders, stockholder proposals must be in writing and received by April 14, 1999 by Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566, Attn: Secretary. For a stockholder proposal which is not submitted for inclusion in such proxy statement to be considered at the 1999 Annual Meeting of Stockholders, notice of such stockholder proposal must be submitted by June 28, 1999 to Michaels Stores, Inc., P. O. Box 619566, DFW, Texas 75261-9566,
     Attention: Secretary.

                      PROPOSALS UPON WHICH YOU ARE ASKED TO VOTE

                        PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board is presently comprised of eight members. The Board is divided into three classes, with each of two classes consisting of three directors and one class consisting of two directors. Members of each class of directors generally serve for a term of three years. Directors serve until the Annual Meeting of Stockholders in the year in which their term expires or until a successor is elected and qualified.

     Each of the directors in the class whose term of office expires in 1998, Charles J. Wyly, Jr., Richard E. Hanlon and Kelly Elliott, has been nominated by the Board for reelection at the Annual Meeting as a director to serve for a three-year term expiring at the Company's Annual Meeting of Stockholders in 2001 or until his or her successor is elected and qualified. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock having voting power present or represented by Proxy at the Annual Meeting.

     The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than three nominees. The following sets forth information as to the nominees for election at the Annual Meeting and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

                                                                                               YEAR
                                                                                               TERM
               NAME                AGE                   POSITION                             EXPIRES
             --------             -----                 ----------                           --------
 Nominees for a three-year term
 ending in 2001:
      Charles J. Wyly, Jr. (1)     64   Vice Chairman of the Board of Directors                1998
      Richard E. Hanlon (2)        50   Director                                               1998
      Kelly Elliott                25   Director                                               1998
 Continuing Directors:
      F. Jay Taylor (2)            75   Director                                               1999
      Evan A. Wyly                 36   Director                                               1999
      Sam Wyly (1)                 63   Chairman of the Board of Directors                     2000
      Michael C. French            55   Director                                               2000
      Donald R. Miller, Jr.        43   Director and Vice President--Market Development        2000



------------------

(1)  Member of the Executive Committee and the Compensation Committee.
(2) Member of the Audit Committee, the Key Employee Stock Compensation Program Committee, the 1992 Non-Statutory Plan Committee, the 1994 Non-Statutory Plan Committee and the 1997 Stock Option Committee.

     Mr. Charles J. Wyly, Jr. became a director of the Company in October 1984 and Vice Chairman in 1985. He co-founded Sterling Software, Inc. in 1981 and since such time has served as a director and since 1984 Vice Chairman. Mr. Wyly served as an officer and director of University Computing Company, a computer software and services company, from 1964 to 1975, including President from 1969 to 1973. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989 and has served as a director of Sterling Commerce, Inc. since December 1995. Charles J. Wyly, Jr. is the father-in-law of Donald R. Miller, Jr., a director and Vice President--Market Development of the Company.

     Mr. Hanlon became a director of the Company in April 1990. Since February 1995, Mr. Hanlon has been Vice President--Investor Relations of America Online, Inc., the leading provider of Internet online services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., a consulting firm.

     Ms. Elliott is an artist and crafter and has served as a director of the Company since December 1997. In 1995, she founded Wyly Works, Inc., a specialty designer and producer of unique paintings, hand-painted ceramics and greeting cards. She has been a professional artist since 1991.

     Dr. Taylor became a director of the Company in June 1989. Dr. Taylor was President of Louisiana Tech University from 1962 until 1987, and has served as President-Emeritus of Louisiana Tech since 1987. Dr. Taylor also currently serves as a director of Illinois Central Railroad Corporation and Pizza Inn, Inc. and performs mediation and arbitration services as a member of The American Arbitration Association and The Federal Mediation and Conciliation Service.

     Mr. Evan A. Wyly has served as a director of the Company since September 1992. He has been a Managing Partner of Maverick Capital, Ltd., an investment fund management company, since 1991. In 1988, Mr. Wyly founded Premier Partners Incorporated, a private investment firm, and served as its President prior to joining Maverick Capital, Ltd. Mr. Wyly serves as a director and officer of Sterling Software, Inc. and as a director of Sterling Commerce, Inc.

     Mr. Sam Wyly has served as Chairman of the Board of the Company since 1984. Mr. Wyly co-founded Sterling Software, Inc. in 1981 and since that time has served as Chairman of the Board and a director. In 1963, Mr. Wyly founded University Computing Company, a computer software and services company, and served as President or Chairman from 1963 until 1979.
University Computing created a computer utility network, one of the earliest and most successful marriages of computing and telecommunications.
University Computing was one of the original participants in the software products industry in the late 1960's when the then market-dominant IBM unbundled computer hardware and software. In 1968, Mr. Wyly founded Datran, Inc. which was envisioned as the nation's first all-digital switched "telephone company for computers" and contributed to the break up of AT&T's telephone monopoly and the resulting benefits of increased competition in the telecommunications industry. These Wyly-founded companies are among the forerunners of today's electronic commerce industry. Mr. Wyly co-founded Earth Resources Company, an oil refining and silver mining company, and served as its Executive Committee Chairman from 1968 to 1980. Mr. Wyly and his brother, Charles J. Wyly, Jr., bought the 20-restaurant Bonanza
Steakhouse chain in 1967. It grew to approximately 600 restaurants by 1989, during which time Mr. Wyly served as Chairman. Mr. Wyly currently serves as a director of Sterling Commerce, Inc. and as a partner of Maverick Capital, Ltd., an investment fund management company. Sam Wyly is the father of Evan
A. Wyly and Kelly Elliott, directors of the Company.


     Mr. French has served as a director of the Company since September 1992. He is Chairman of The Scottish Annuity Company, an annuity and life insurance company, and has been a partner of Maverick Capital Ltd., an investment fund management limited partnership, since 1992 and a director of Sterling Software, Inc. since July 1992. Mr. French is currently a consultant to the international law firm of Jones, Day, Reavis & Pogue. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995.

     Mr. Miller is a charter employee of the Company and has served as Vice President--Market Development since November 1990 and as a director since September 1992. From September 1984 to November 1990 he was Director of Real Estate. Prior to joining the Company, Mr. Miller served in various real estate positions with Bonanza and Peoples Restaurants. Mr. Miller has served as a director of Sterling Software, Inc. since September 1993.

                     PROPOSAL NO. 2 - CERTIFICATE AMENDMENT

     The Restated Certificate of Incorporation of the Company limits the number of shares of Common Stock available for issuance to 50 million shares. The number of shares currently issued and outstanding or reserved for issuance is near that limit. As of August 1, 1998, only 2,627,313 shares were not issued or reserved for issuance. Therefore, the Board recommends an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150 million. No change is being proposed to the par value of the Common Stock or the number of authorized shares of Preferred Stock.

     If this amendment is approved by the stockholders, the first paragraph of Article Four of the Restated Certificate of Incorporation of the Company would be amended and restated to read as follows:

          The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 152,000,000, consisting of 150,000,000 shares of common stock (the "Common Stock") having a par value of $.10 per share, and 2,000,000 shares of preferred stock (the "Preferred Stock"), having a par value of $.10 per share.

     The Board believes that an increase in the number of shares of Common Stock authorized for issuance is necessary because the number of shares currently issued and outstanding by the Company is near the limit established by the Restated Certificate of Incorporation. Although the Company has no present plan, arrangement or understanding to issue additional shares of Common Stock, other than shares previously reserved for issuance, the Board believes that the availability of an increased number of shares of Common Stock will provide the Company the needed flexibility to conduct its business and plan for future events such as sales for cash, acquisitions, stock splits, stock dividends or similar occurrences.

     The rights of additional authorized shares would be identical to the shares currently authorized. Although the additional shares would not have any effect on your rights as a stockholder, issuance of additional Common Stock for other than a stock split or dividend could have a dilutive effect on the amount of earnings per share. This proposal is not in response to any known effort to accumulate Michaels Stores, Inc. Common Stock or to gain control of the Company.

     The increase in the number of authorized shares of Common Stock could also have an anti-takeover effect, although that is not the Company's intention. The additional authorized but unissued shares could be issued without stockholder approval, in transactions that might dilute the percentage ownership of current stockholders, thereby increasing the cost or difficulty of obtaining control of the Company.

     The approval of this proposal requires the affirmative vote of a majority of the Common Stock of the Company entitled to vote thereon. The Board has recommended that the stockholders of the Company approve the Certificate Amendment and recommends a vote "FOR" this proposal.

                          BOARD MEETINGS AND COMMITTEES

     During fiscal year 1997, our Board held 4 meetings and acted by unanimous written consent of the members 3 times. In addition to meetings of the full board, directors attended meetings of individual Board committee meetings. All directors attended at least 75% of all Board and applicable committee meetings.

     Our Board has seven standing committees. The Company does not have a standing nominating committee.

     - The EXECUTIVE COMMITTEE has limited powers to act on behalf of the Board and to direct and manage the business and affairs of the Company whenever the Board is not in session. Committee members are Sam Wyly (Chairman) and Charles J. Wyly, Jr. During fiscal year 1997, they acted by unanimous written consent of the members 2 times.

     - The AUDIT COMMITTEE reviews the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee recommends to the Board for appointment the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent accountants or the Board; and evaluates all public financial reporting documents of the Company. Committee members are F. Jay Taylor (Chairman) and Richard E. Hanlon, both of which are independent directors. During fiscal year 1997, they met 4 times.

     - The COMPENSATION COMMITTEE reviews and approves salaries and bonuses for officers and key employees of the Company. Committee members are Charles J. Wyly, Jr. (Chairman) and Sam Wyly. During fiscal year 1997, they met 1 time and acted by unanimous written consent of the members
        1 time.

     - The KEY EMPLOYEE STOCK COMPENSATION PROGRAM COMMITTEE administers the Company's Key Employee Stock Compensation Program. No further stock options, restricted stock awards or stock appreciation rights are issuable under this plan. Committee members are F. Jay Taylor (Chairman) and Richard E. Hanlon. During fiscal year 1997, they did not meet.

     - The 1992 NON-STATUTORY PLAN COMMITTEE administers the 1992 Non-Statutory Stock Option Plan. No further options are issuable under this plan. Committee members are F. Jay Taylor (Chairman) and Richard
        E. Hanlon. During fiscal year 1997, they acted by unanimous written consent of the members 11 times.

     - The 1994 NON-STATUTORY PLAN COMMITTEE administers the 1994 Non-Statutory Stock Option Plan. No further options are issuable under this plan. Committee members are F. Jay Taylor (Chairman) and Richard
        E. Hanlon.  During fiscal year 1997, they did not meet.

     -  The 1997 STOCK OPTION COMMITTEE administers the 1997 Stock Option
        Plan and has limited powers to grant options, determine the number of shares to be converted by each option and determine when the options will be exercisable. Committee members are F. Jay Taylor (Chairman) and Richard Hanlon. Alternate committee members are Sam Wyly and Charles J. Wyly, Jr. During fiscal year 1997, they acted by unanimous written consent of the members 8 times.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of August 1, 1998 regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, certain Named Executives (as defined below), and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                                    AMOUNT AND
                                                                    NATURE OF
 NAME OF BENEFICIAL OWNER OR                                        BENEFICIAL        PERCENT
 NUMBER OF PERSONS IN GROUP                                        OWNERSHIP(1)       OF CLASS
-----------------------------                                     --------------     ---------
 Sam Wyly  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,061,905 (2)       6.7
 Charles J. Wyly, Jr.  . . . . . . . . . . . . . . . . . . . . .    1,066,444 (3)       3.5
 Kelly Elliott . . . . . . . . . . . . . . . . . . . . . . . . .      213,861 (4)        *
 Michael C. French . . . . . . . . . . . . . . . . . . . . . . .       56,200 (5)        *
 Richard E. Hanlon . . . . . . . . . . . . . . . . . . . . . . .       32,600 (6)        *
 Donald R. Miller, Jr. . . . . . . . . . . . . . . . . . . . . .      215,765 (7)        *
 F. Jay Taylor . . . . . . . . . . . . . . . . . . . . . . . . .       51,400 (8)        *
 Evan A. Wyly  . . . . . . . . . . . . . . . . . . . . . . . . .      175,875 (9)        *
 R. Michael Rouleau  . . . . . . . . . . . . . . . . . . . . . .      335,406 (10)      1.1
 Douglas B. Sullivan . . . . . . . . . . . . . . . . . . . . . .      155,029 (11)       *
 Lawrence H. Fine  . . . . . . . . . . . . . . . . . . . . . . .       21,024 (12)       *
 Duane E. Hiemenz  . . . . . . . . . . . . . . . . . . . . . . .       63,953 (13)       *
 AMVESCAP PLC  . . . . . . . . . . . . . . . . . . . . . . . . .    2,245,000 (14)      7.6
   11 Devonshire Square
   London EC2M4YR
   England
 First Pacific Advisors, Inc.  . . . . . . . . . . . . . . . . .    2,178,216 (15)      7.3
   11400 West Olympic Boulevard, Suite 1200
   Los Angeles, California  90064
 FMR Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,650,045 (16)      5.6
   82 Devonshire Street
   Boston, Massachusetts  02109
 ICM Asset Management, Inc.  . . . . . . . . . . . . . . . . . .    1,607,458 (17)      5.4
   601 W. Main Avenue, Suite 917
   Spokane, Washington  99201
 Putnam Investments, Inc.  . . . . . . . . . . . . . . . . . . .    3,564,101 (18)     12.0
   One Post Office Square
   Boston, Massachusetts  02109
 The Wyly Group  . . . . . . . . . . . . . . . . . . . . . . . .    3,128,349 (19)      9.9
   300 Crescent Court, Suite 1000
   Dallas, Texas  75201
 All current directors and executive officers
   as a group (17 persons) . . . . . . . . . . . . . . . . . . .    4,509,619 (20)     13.8


---------------------------
 *   Less than 1%

(1) The number of shares shown includes outstanding shares of Common Stock owned as of August 1, 1998 by the person indicated and shares underlying options owned by such person on August 1, 1998 that were exercisable within 60 days of that date. Persons holding shares of Common Stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan (the
     "401(k) Plan") have sole voting power and investment power with respect to such shares.

(2) Includes 1,200,000 shares subject to presently exercisable options, 75,000 of such options held of record by the Cheryl R. Wyly Marital Trust; 589,536 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is a general partner); 256,533 shares held of record by family trusts of which Mr. Wyly is trustee (63,861 of which are also beneficially owned by Kelly Elliott); and 15,836 shares held of record by certain of Mr. Wyly's adult children for which he holds power of attorney to vote such shares.

(3) Includes 600,000 shares subject to presently exercisable options; 80,000 shares held of record by Brush Creek, Ltd., a limited partnership of which Mr. Wyly is a general partner; and 386,444 shares held of record by family trusts of which Mr. Wyly is Trustee.

(4) Includes 150,000 shares subject to presently exercisable options and 63,861 shares held of record by the Kelly W. Elliott Trust of which Mr. Sam Wyly is Trustee (which are also beneficially owned by Sam Wyly).

(5) Includes 55,000 shares subject to presently exercisable options and 1,200 shares held by a retirement account directed by Mr. French.

(6)  Includes 30,000 shares subject to presently exercisable options.

(7) Includes 200,000 shares subject to presently exercisable options; 187 shares held by Mr. Miller's spouse; and 11,578 shares owned pursuant to the 401(k) Plan.

(8)  Includes 30,000 shares subject to presently exercisable options.

(9)  Includes 150,000 shares subject to presently exercisable options.

(10) Includes 316,666 shares subject to presently exercisable options and 2,367 shares owned pursuant to the 401(k) Plan.

(11) Includes 110,500 shares subject to presently exercisable options and 7,654 shares owned pursuant to the 401(k) Plan.

(12) Includes 20,833 shares subject to presently exercisable options.

(13) Includes 62,220 shares subject to presently exercisable options.

(14) Based on a Schedule 13G/A filed with the Securities and Exchange Commission dated February 9, 1998, AMVESCAP PLC, a parent holding company, shares the power to dispose or to direct the disposition of, and to vote or direct the vote of, 2,245,000 shares of Common Stock.

(15) Based on a Schedule 13G filed with the Securities and Exchange
     Commission dated January 30, 1998, First Pacific Advisors, Inc., a registered investment advisor, shares the power to dispose or to direct the disposition of 2,178,216 shares of Common Stock and shares the power to vote or to direct the vote of 813,300 of those shares of Common Stock.

(16) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 14, 1998, FMR Corp., a registered investment advisor, has the sole power to dispose or to direct the disposition of 1,650,045 shares of Common Stock and to vote or direct the vote of 474,600 of those shares of Common Stock.

(17) Based on a Schedule 13G/A filed with the Securities and Exchange Commission dated February 10, 1998, ICM Asset Management, Inc., a registered investment adviser, has the sole power to dispose or direct the disposition of 1,607,458 shares of Common Stock and shares the power to vote or direct the vote of 1,126,458 of those shares of Common Stock.

(18) Based on a Schedule 13G filed with the Securities and Exchange
     Commission dated June 3, 1998, each of Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and the parent company of Putnam Investment Management, Inc. and Putnam Advisory Company, Inc., and Putnam Investment Management, Inc., a registered investment advisor, share dispositive power with respect to 3,564,101 shares of Common Stock, but none of the companies possesses the power to vote such shares of Common Stock.

(19) The Wyly Group consists of Sam Wyly and Charles J. Wyly, Jr.  Based on a
     Schedule 13D/A filed with the Securities and Exchange Commission dated January 21, 1998, Sam Wyly shared voting and dispositive power with respect to 15,836 shares of Common Stock, and has sole dispositive power with respect to 2,046,069 shares of Common Stock and sole voting power with respect to 846,069 shares of Common Stock, and Charles J. Wyly, Jr. has sole dispositive power with respect to 1,066,444 shares of Common Stock and sole voting power with respect to 466,444 shares of Common Stock.

(20) Includes 123,331 shares subject to presently exercisable options and 405 shares held pursuant to the 401(k) Plan by 5 executive officers not named in the table.

                               MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, employed by the Company at the end of fiscal year 1997, based on salary and bonus earned during fiscal year 1997 and the Vice Chairman of the Board (the "Named Executives").

                                                                                  LONG-TERM COMPENSATION
                                                                           -----------------------------------
                                                     ANNUAL COMPENSATION            AWARDS             PAYOUTS
                                                  ------------------------ -----------------------    --------
                                                                            RESTRICTED  SECURITIES
                                                               OTHER ANNUAL   STOCK     UNDERLYING       LTIP       ALL OTHER
 NAME AND PRINCIPAL           FISCAL                           COMPENSATION   AWARDS     OPTIONS/      PAYOUTS    COMPENSATION
 POSITION                      YEAR    SALARY($)  BONUS($)         ($)         ($)      SARS(#) (1)       ($)          ($)
----------------------        ------   ---------  --------    -------------   -----     ---------      -------    ------------

 R. Michael Rouleau,           1997     500,000    300,000     34,367   (2)     --       400,000          --          2,154   (3)
    President and Chief        1996     394,236      --        27,779   (2)     --       500,000          --        203,885   (4)
    Executive Officer

 Sam Wyly,                     1997     450,000      --          --             --     1,200,000          --          --
    Chairman of the            1996     450,000      --        75,385   (5)     --       633,333          --          --
    Board of Directors         1995     450,000      --        63,690   (5)     --       300,000  (6)     --

 Charles J. Wyly, Jr.,         1997     225,000      --          --             --       600,000          --          --
    Vice Chairman of the       1996     225,000      --          --             --       367,417          --          --
    Board of Directors         1995     225,000      --          --             --       450,000  (7)     --          --

 Douglas B. Sullivan           1997     300,000    150,000     47,001   (8)     --         --             --          2,465   (9)
    Executive Vice President-  1996     301,809      --        24,788   (8)     --      253,250   (10)    --          6,268   (9)
    Development                1995     284,686      --        39,105   (8)     --      245,000   (11)    --          5,269   (9)

 Lawrence Fine                 1997     221,539    126,563       --             --       25,000           --         94,771   (12)
    Executive Vice President-  1996      34,615     30,000       --             --       75,000           --          --
    General Merchandise
    Manager

 Duane Hiemenz,                1997     221,154    100,000     6,000   (13)     --       53,333           --         17,515   (14)
    Executive Vice President-  1996     119,231     90,000     3,500   (13)     --       80,000           --        103,561   (15)
    Store Operations

----------------------
(1)  Options to acquire shares of Common Stock.

(2) Includes life insurance premiums paid by the Company in the amount of $20,181 and $21,605 in fiscal years 1997 and 1996, respectively.

(3) Annual contribution by the Company for Mr. Rouleau's account pursuant to the Company's 401(k) Plan.

(4) Includes $200,000 in relocation expenses paid by the Company and annual contributions by the Company for Mr. Rouleau's account pursuant to the Company's 401(k) Plan in the amount of $3,885.

(5) Includes life insurance premiums paid by the Company in the amount of $60,291 and $51,678 in fiscal years 1996 and 1995, respectively.

(6) 300,000 previously granted stock options which were repriced in fiscal year 1995.

(7) 450,000 previously granted stock options which were repriced in fiscal year 1995.

(8) Includes life insurance premiums paid by the Company in the amount of $21,437, $19,430, and $18,798 in fiscal years 1997, 1996 and 1995, respectively.

(9) Includes the annual contribution by the Company for Mr. Sullivan's account pursuant to the Company's 401(k) Plan in the amount of $2,077, $5,538, and $4,620 in fiscal years 1997, 1996 and 1995, respectively, and split-dollar life insurance providing $388, $730, and $649 of current net benefit projected on an actuarial basis in fiscal years 1997, 1996 and 1995, respectively.

(10) 253,250 previously granted stock options which were repriced in fiscal year 1996.

(11) Includes 165,000 previously granted stock options which were repriced in fiscal year 1995.

(12) Includes $91,396 in relocation expense paid by the Company and annual contributions by the Company for Mr. Fine's account pursuant to the Company's 401(k) plan in the amount of $3,375.

(13) Annual automobile allowance paid by the Company.

(14) Includes $12,246 in relocation expenses paid by the Company and annual contributions by the Company for Mr. Hiemenz's account pursuant to the Company's 401(k) Plan in the amount of $5,269.

(15) Relocation expenses paid by the Company.

OPTION GRANTS DURING FISCAL YEAR 1997

     The following table provides information concerning options granted to the Named Executives during fiscal year 1997.


                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                                                                        STOCK PRICE
                                                                                                        APPRECIATION
                                         INDIVIDUAL GRANTS                                           FOR OPTION TERM (1)
---------------------------------------------------------------------------------------------    ---------------------------
                                   NUMBER OF        % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING        GRANTED TO      EXERCISE OR
                                 OPTIONS/SARS      EMPLOYEES IN     BASE PRICE     EXPIRATION
 NAME                           GRANTED (#) (2)    FISCAL YEAR      ($/SH) (3)        DATE           5% ($)         10% ($)
-----------------------------  ---------------    -------------    ------------    ----------      ----------      ---------
 R. Michael Rouleau . . . . .    400,000   (4)           9.2          21.375         07/24/00       1,347,694      2,830,050
 Sam Wyly . . . . . . . . . .  1,200,000                27.5          21.375         07/24/00       4,043,081      8,490,150
 Charles J. Wyly, Jr. . . . .    600,000                13.7          21.375         07/24/00       2,021,541      4,245,075
 Douglas B. Sullivan. . . . .      --                     --            --              --              --             --
 Lawrence Fine. . . . . . . .     25,000   (4)           0.6          21.375         07/24/00         84,231        176,878
 Duane Hiemenz. . . . . . . .     53,333   (4)           1.2          21.375         07/24/00        179,691        377,338


------------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

(2)  Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Board, the Key Employee Stock Compensation Program Committee, the 1992 Non-Statutory Plan Committee, the 1994 Non-Statutory Plan Committee, and the 1997 Stock Option Plan Committee, as applicable, in its discretion. The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant.

(4) Stock options are currently exercisable with respect to 2/3 of the shares covered thereby and become exercisable with respect to 1/3 of the shares covered thereby on July 25, 1999.

OPTION EXERCISES DURING FISCAL YEAR 1997 AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Executives during fiscal year 1997 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.


                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                                                            OPTIONS/SARS AT FY-END (#)         AT FY-END ($)(1)
                                                           ---------------------------  ----------------------------
                        SHARES ACQUIRED        VALUE
 NAME                   ON EXERCISE (#)   REALIZED ($)(2)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------   ----------------  ---------------  -----------   -------------  ------------   -------------
 R. Michael Rouleau          300,000         2,662,500       133,333         466,667     1,249,997       6,150,003
 Sam Wyly                    633,333         4,433,331     1,200,000           --        11,250,000          --
 Charles J. Wyly, Jr.        367,417         2,571,919       600,000           --        5,625,000           --
 Douglas B. Sullivan          92,750         1,452,797       160,500           --        2,929,125           --
 Lawrence Fine                33,333           327,602        25,000          41,667       510,938         667,191
 Duane Hiemenz                53,333           399,997        17,777          62,223       166,659         783,344


----------------------

(1) The closing price for the Company's Common stock as reported through The Nasdaq Stock Market on January 31, 1998, the last trading day of the fiscal year 1997, was $30.75. Value is calculated on the basis of the difference between the option exercise price and $30.75 multiplied by the number of shares of Common Stock underlying the option.

(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

COMPENSATION OF DIRECTORS

     Directors who are salaried employees of the Company are not compensated for their Board activities. The Company pays Sam Wyly $37,500 per month for serving as Chairman of the Board. On July 25, 1997, the Company granted to Sam Wyly a three-year option to purchase 1,200,000 shares of Common Stock at an exercise price of $21.375, all of which was exercisable immediately. The Company pays Charles J. Wyly, Jr. $18,750 per month for serving as Vice Chairman of the Board. On July 25, 1997, the Company granted to Charles J. Wyly, Jr. a three-year option to purchase 600,000 shares of Common Stock at an exercise price of $21.375, all of which was exercisable immediately.

     Dr. Taylor and Mr. Hanlon each receive an annual fee of $24,000 as members of the Board, a fee of $1,000 for attendance at each regular or special Board meeting, and a fee of $1,000 for attendance at each meeting of the Audit Committee. On July 25, 1997, the Company granted each of Dr. Taylor and Mr. Hanlon a three-year option to purchase 30,000 shares of Common Stock at an exercise price of $21.375, all of which was exercisable immediately.

     Pursuant to a consulting arrangement with the Company, during fiscal year 1997, Mr. French received from the Company a non-refundable retainer of $15,000 per month for his advice and assistance. On July 25, 1997, the Company granted to Mr. French a three-year option to purchase 75,000 shares of Common Stock at an exercise price of $21.375, all of which was exercisable immediately. Jones, Day, Reavis & Pogue, a law firm for which Mr. French is a consultant, provides legal services to the Company, but does not charge the Company for any time spent by Mr. French on any Company matters.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Company has entered into agreements with Sam Wyly and Charles J. Wyly, Jr., directors and executive officers of the Company, which agreements provide for the employment of such persons by the Company upon a change of control of the Company (a "Change of Control") for a salary not less than each such individual's respective annual salary immediately preceding the Change of Control and allows each such individual to participate in bonuses with other key management personnel. Each of these agreements (i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of 36 months and (ii) requires the Company to pay to each such individual, if his employment is terminated within three years of a Change of Control, a sum equal to three times such individual's salary and bonus during the twelve-month period immediately preceding termination.

     The Company has entered into a six-year employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of the Company, effective April 29, 1997, under which Mr. Rouleau is entitled to receive an annual base salary of $500,000 and standard executive officer benefits and to participate in a bonus plan in any year in which a bonus plan is established. During fiscal year 1997, Mr. Rouleau received a bonus of $300,000 pursuant to a bonus plan upon the attainment by the Company of certain performance goals. Upon a Change of Control of the Company or if the Company terminates Mr. Rouleau's employment (other than for cause) prior to the expiration of the six-year term, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until April 30, 2003. If Mr. Rouleau's employment is terminated for any reason, at any time, all unvested options then held by him will immediately become fully exercisable and Mr. Rouleau will be entitled to the value of any unvested interest he may have in the Company's 401(k) plan.

     The Company has entered into an agreement with Douglas B. Sullivan, an executive officer of the Company, which provides for his employment by the Company upon a Change of Control for a salary not less than his annual salary immediately preceding the Change of Control and allows him to participate in bonuses with other key management personnel of the Company. This agreement
(i) is for a term of three years with provisions for annual automatic one-year extensions and, upon a Change of Control, an additional extension of twelve months and (ii) requires the Company to pay to Mr. Sullivan, if his employment is terminated within one year of a Change of Control, a sum equal to his salary and bonus during the twelve-month period immediately preceding termination.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1997, the members of the Compensation Committee, Sam Wyly and Charles J. Wyly, were primarily responsible for determining executive compensation. The Board as a whole and the members of the various option committees made decisions related to stock option grants to executive officers and directors.

     Sam Wyly and Charles J. Wyly, Jr. are members of the Executive Committee and the Compensation Committee of the Company. Sam Wyly and Charles J. Wyly, Jr. are also executive officers and members of the Executive Committees, Stock Option Committees and Boards of Directors of Sterling Software, Inc. and Sterling Commerce, Inc. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company, Sterling Software, Inc., and Sterling Commerce, Inc.

                REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

WHAT IS OUR COMPENSATION PHILOSOPHY?

     The objectives of the Company's executive compensation program are to:

     -    attract and retain highly qualified and productive people;
     -    motivate employees to high levels of performance;
     -    differentiate individual pay based on performance;
     -    ensure external competitiveness and internal equity; and
     -    align Company, employee and stockholder interests.

The Company does not believe in "bargain rate" executive compensation. Instead, the Company believes that outstanding executives should be compensated generously, both in cash compensation in amounts sufficient to preempt other opportunities for such executives and in stock option awards which align such executives' interests with the interests of the stockholders and incentivize focus on long term stockholder value enhancement.

HOW IS COMPENSATION DETERMINED?

     In determining base pay, the Compensation Committee considers an individual's experience and prior performance, as well as the Company's operating performance and the attainment of planned financial and strategic initiatives. The experience, performance and attainment of initiatives were evaluated by the Compensation Committee on a subjective basis and no particular weight was given to any particular factor.

     In determining executive bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to the Company's success, by tying the bonuses to the Company's profits before taxes. Based upon the Company's profit before taxes goal, each participating executive is entitled to a bonus equal to a certain percentage of that executive's salary.

     In determining compensation through stock options, the stock option committees, as well as the Board as a whole, evaluated certain factors such as the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient, the Company's performance, and other factors. These factors were applied on a subjective basis with no particular weighting given to any specific factor.

HOW ARE OUR INCENTIVE COMPENSATION PROGRAMS USED TO FOCUS MANAGEMENT ON INCREASING STOCKHOLDER VALUE?

     We maintain the Company's stock option plans for its executive officers, as well as directors, key employees, advisors and consultants. We believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of options also allows executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

HOW HAVE WE RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     It is our intent, to the extent feasible, that executive compensation will not be subject to the annual $1,000,000 limitation on the tax deduction the Company may claim for compensation of certain executives. Options granted under the 1994 Non-Statutory Plan and the 1997 Stock Option Plan are intended to meet the performance based compensation exception to the IRS deduction limitation.

HOW IS THE CEO COMPENSATED?

     As the Company's Chief Executive Officer, Mr. Rouleau received a base salary of $500,000 during fiscal year 1997. Mr. Rouleau's incentive compensation for fiscal year 1997, in the form of a bonus of up to 60% of his base salary was based upon the attainment by the Company of specified amounts of profit before taxes. Under these objectives, Mr. Rouleau received $300,000 in a cash bonus. Mr. Rouleau also received stock options for 400,000 shares of stock.

HOW ARE THE OTHER EXECUTIVE OFFICERS COMPENSATED?

     The Company's other executive officers usually receive a base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. As described above, the Compensation Committee annually reviews the compensation for the Company's executive officers and, based upon the executive's performance, the Company's attainment of certain financial and strategic objectives and other factors, determines the compensation for each executive. The Stock Option Committees also evaluate the executive officers' performance in determining whether to grant any stock options or other equity based incentives to the executive.

     This report is submitted by the members during fiscal year 1997 of the Compensation and Stock Option Committees:


      KEY EMPLOYEE
   STOCK COMPENSATION                                                   1997 STOCK
        PROGRAM          1992 NON-STATUTORY    1994 NON-STATUTORY         OPTION             COMPENSATION
       COMMITTEE           PLAN COMMITTEE        PLAN COMMITTEE          COMMITTEE             COMMITTEE
     -------------         --------------        --------------         -----------           ------------
     F. Jay Taylor         F. Jay Taylor         F. Jay Taylor         F. Jay Taylor            Sam Wyly
   Richard E. Hanlon     Richard E. Hanlon     Richard E. Hanlon     Richard E. Hanlon    Charles J. Wyly, Jr.


                             STOCK PERFORMANCE CHART

     The following chart compares the yearly changes in the total stockholder return on the Company's Common Stock against two other measures of performance. The comparison is on a cumulative basis for the Company's last five fiscal years. The two other performance measures are the Dow Jones Equity Market Index and the Dow Jones Retail--Other Specialty Index. In each case, we assumed an initial investment of $100 on February 1, 1993. Dates on the following chart represent the last day of the indicated fiscal year. The Company paid no dividends during such five-year period.


                                           01/29/93     01/28/94     01/27/95     01/31/96     01/31/97     01/30/98
Michaels Stores, Inc.                       100.00        98.52       103.70        37.78        38.89        91.11
Dow Jones Equity Market Index               100.00       111.91       112.58       152.62       197.55       251.20
Dow Jones Retailers -- Other Specialty      100.00        93.64        96.83        86.88       103.35       152.29

                                CERTAIN TRANSACTIONS

     Since the beginning of fiscal year 1997, the Company has not entered into any transaction or series of transactions that require disclosure by Regulation S-K Item 404 -- Certain Relationships and Related Transactions, nor is any such transaction or series of transactions currently proposed.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal year 1997, or written representations from certain reporting persons, the Company believes that its officers and directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements.

                                    ANNUAL REPORT

     The Annual Report to Stockholders of the Company, including financial statements for the fiscal year ended January 31, 1998 was previously forwarded to stockholders. If you would like a copy of the Annual Report, please contact Michaels Stores, Inc., P.O. Box 619566, DFW, Texas
75261-9566, Attn: Investor Relations. The Annual Report is not to be deemed part of this Proxy Statement.

                                        By Order of the Board of Directors



                                                   MARK V. BEASLEY
                                                      SECRETARY

Irving, Texas
August 12, 1998

PROXY                                                                      PROXY
                                MICHAELS STORES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 22, 1998

     The undersigned hereby appoints Bryan M. Decordova and Mark V. Beasley, each with power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 1998 Annual Meeting of Stockholders to be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas on Tuesday, September 22, 1998, at 10:30 a.m. central time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED, FOR PROPOSAL NO. 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed and dated on reverse side)

                                MICHAELS STORES, INC.
      PLEASE MARK VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSALS 1 AND 2

1.   Election of Directors of the      For    Withheld   For All
     three nominees listed below:      All      All      Except
     Charles J. Wyly, Jr.              / /      / /        / /    _________________
     Richard E. Hanlon                                            Nominee Exception
     Kelly Elliott

2.   Amendment to the Restated         For    Against    Abstain
     Certificate of Incorporation      / /      / /        / /
     to increase the number of shares
     of Common Stock authorized for
     issuance.

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

                                    _________________________  __________ , 1998
                                    Signature                  Date

                                    _________________________  __________ , 1998
                                    Signature                  Date


Please sign exactly as your name appears hereon and mail promptly this proxy in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.